EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Form S-8 Registration Statement No.333-84291.

ARTHUR ANDERSEN LLP



Fort Lauderdale, Florida,
   March 27, 2000.